Exhibit 10.2

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: NE-11- 15
)
)
BFS BANCORP, MHC	)
Brooklyn, New York	)	Effective Date: March 31, 2011
OTS Docket No. H4158)
)
and	)
)
BROOKLYN FEDERAL BANCORP, INC.	)
Brooklyn, New York	)
OTS Docket No. H4159)

ORDER TO CEASE AND DESIST

WHEREAS, BFS BANCORP, MHC, Brooklyn, New York, OTS Docket No. H4158 (BFS-MHC), and BROOKLYN FEDERAL BANCORP, INC., Brooklyn, New York, OTS Docket No. H4159 (BFB-HC), (collectively, the Holding Companies), by and through their respective Boards of Directors (Board or Boards), have executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Holding Companies, by executing the Stipulation, have consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Order to Cease and Desist

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Northeast Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.

1.           The Holding Companies and their directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling, or the aiding and abetting of unsafe or unsound practices that have resulted in an inadequate level of capital protection at Brooklyn Federal Savings Bank, Brooklyn, New York, OTS Docket No. 03198 (Association), for the volume, type, and quality of assets held by the Association, and inadequate earnings at the Association to augment capital.

Association Oversight.

2.           Effective immediately, the Holding Companies shall ensure the Association's compliance with the terms of the Order to Cease and Desist issued by the OTS against the Association, Order No.: NE-11-14, effective date March 31, 2011 (2011 Association Order).

Capital Maintenance and Augmentation Plan.

3.           By April 30, 2011, the Holding Companies shall submit for Regional Director review and non-objection a written plan to maintain and enhance the capital of the Holding Companies and the Association and to ensure that the Association complies with the capital requirements imposed by the 2011 Association Order (Capital Maintenance and Augmentation Plan).  The Capital Maintenance and Augmentation Plan shall:

(a)    address the requirements and restrictions imposed by this Order;

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Order to Cease and Desist

(b)   identify the specific sources of additional capital and the time frames and methods by which additional capital will be raised and infused into the Association, including specific target dates and capital levels;

(c)           establish an alternative strategy including, but not limited to, seeking a merger or acquisition partner for the Holding Companies and/or the Association, to be implemented immediately if the Holding Companies’ primary strategy to raise and infuse additional capital is unsuccessful; and

(d)           require the Boards to review, on a monthly basis, the Holding Companies’ compliance with the Capital Maintenance and Augmentation Plan and the Association’s compliance with the Capital Maintenance and Augmentation Plan.

4.           Within ten (10) days after receipt of written non-objection from the Regional Director, the Holding Companies shall implement and adhere to the Capital Maintenance and Augmentation Plan.  Each Board’s review of the Capital Maintenance and Augmentation Plan shall be documented in the respective Board’s meeting minutes.

Capital Distributions and Stock Repurchases.

5.           Effective immediately, the Holding Companies shall not declare, make, or pay any dividends or other capital distributions1, or repurchase or redeem any capital stock without receiving the prior written non-objection of the Regional Director.  The Holding Companies shall submit a written request for such non-objection to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed dividend payment, capital distribution, or stock redemption.

_______________________
1 The term “capital distribution” is defined in 12 C.F.R. § 563.141.

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Order to Cease and Desist

6.           Effective immediately, the Holding Companies shall not take, directly or indirectly, dividends or any other form of payment representing a reduction in the Association's capital from the Association without receiving the prior written non-objection of the Regional Director.  The Holding Companies’ written request for such non-objection shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed dividend payment or capital distribution.

Directorate and Management Changes.

7.           Effective immediately, the Holding Companies shall comply with the prior notification requirements for changes in directors and Senior Executive Officers2 as set forth in 12 C.F.R. Part 563, Subpart H.

Employment Contracts/Compensation Arrangements.

8.           Effective immediately, the Holding Companies shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or Director of the Holding Companies, unless they first provide the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction.  The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed written description of the compensation arrangement to be offered such Officer or Director, including all benefits and perquisites.  The Board shall ensure that any contract, agreement, or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359.

__________________________
2 The term "Senior Executive Officer" is defined at 12 C.F.R. § 563.555.

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Order to Cease and Desist

Golden Parachute Payments.

9.           Effective immediately, the Holding Companies shall not make any golden parachute payment3 unless, with respect to each such payment, the Holding Companies have complied with the requirements of 12 C.F.R. Part 359.

Effective Date, Incorporation of Stipulation.

10.           This Order is effective on the Effective Date as shown on the first page.  The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

11.           This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

12.           Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

13.           The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Companies that includes reasons in support for any such extension.  Any OTS extension shall be made in writing.

Submissions and Notices.

14.           All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

__________________________
3 The term "golden parachute payment" is defined at 12 C.F.R. § 359.1(f).

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Order to Cease and Desist

15.           Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:

(a)          To the OTS:
Office of Thrift Supervision
Michael E. Finn
Regional Director, Northeast Region
Harborside Financial Center Plaza Five
Suite 1600
Jersey City, NJ 07302
Fax: (201) 413-7543

(b)          To the BFS-MHC:
Attn: Richard A. Kielty, President and Chief Executive Officer
BFS Bancorp, MHC
81 Court Street
Brooklyn, New York 11201

 (c)         To the BFB-HC:
Attn: Richard A. Kielty, President and Chief Executive Officer
Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York 11201

No Violations Authorized.

16.           Nothing in this Order or the Stipulation shall be construed as allowing the Holding Companies, their respective Boards, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.
OFFICE OF THRIFT SUPERVISION
By: /s/ Michael E. Finn
Michael E. Finn
Regional Director, Northeast Region

Date: See Effective Date on page 1

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Order to Cease and Desist